Exhibit 99.1

                Private Securities Litigation Reform Act of 1995
         Safe Harbor Compliance Statement for Forward-Looking Statements

     In passing the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), Congress encouraged public companies to make "forward-looking statements" by creating a safe-harbor to protect companies from securities law liability in connection with forward-looking statements. Celadon Group, Inc. ("Celadon") intends to qualify both its written and oral forward-looking statements for protection under the PSLRA. Forward-looking statements typically can be identified by the use of words such as "believe," "expect," "anticipate," "project," "forecast," "should," "estimate," "plan," "outlook," "goal," and similar expressions.

     To qualify oral forward-looking statements for protection under the PSLRA, a readily available written document must identify important factors that could cause actual results to differ materially from those in the forward-looking statements. Celadon provides the following information in connection with its continuing effort to qualify forward-looking statements for the safe harbor protection of the PSLRA.

     Important factors currently known to management that could cause actual results or events to differ materially from those expressed in or implied by forward-looking statements include, but are not limited to, the following:

     o    excess tractor and trailer capacity in the trucking industry;

     o decreased demand for our services or loss of one or more of our major customers;

     o    surplus inventories;

     o recessionary economic cycles and downturns in customers' business cycles;

     o strikes, work slow downs, or work stoppages at our facilities, or at customer, port, or other shipping related facilities;

     o our ability to execute our strategic plan; increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors;

     o    increases in insurance premiums and deductible amounts;

     o elevated experience in the frequency or severity of claims relating to accident, cargo, workers' compensation, health, and other matters;

     o increases or rapid fluctuations in fuel prices, as well as fluctuations in hedging activities and surcharge collection, the volume and terms of diesel purchase commitments, interest rates, fuel taxes, tolls, and license and registration fees;

     o fluctuations in foreign currency exchange rates; increases in the prices paid for new revenue equipment;

     o increases in interest rates or decreased availability of capital or other sources of financing for revenue equipment;

     o    decreases in the resale value of our used equipment;

     o seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors;

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     o    regulatory  requirements  that increase costs or decrease  efficiency, including revised hours-of-service requirements for drivers;

     o our ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations;

     o the timing of, and any rules relating to, the opening of the border to Mexican drivers;

     o    challenges associated with doing business internationally;

     o    our ability to retain key employees; and

     o the effects of actual or threatened military action or terrorist attacks or responses, including security measures that may impede shipping efficiency, especially at border crossings.

For a more detailed discussion of these factors, please refer to the "Risk Factors" section of Celadon's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 19, 2004.

     Forward-looking statements express expectations of future results or events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events, conditions, and circumstances and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied in forward-looking statements. Due to these inherent uncertainties, you are urged not to place undue reliance on forward-looking statements. In addition, Celadon undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in projections over time.